                                                                  EXHIBIT 99.(1)


                            JOINT FILING AGREEMENT

        In accordance with Rule 13d-1(f) promulgated under the Securities and Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the shares of Harte-Hanks Communications, Inc., and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G.

Date: February 10, 1995

THE GOLDMAN SACHS GROUP L.P.                     GOLDMAN, SACHS & CO.

By: /s/ Richard A. Friedman                     By: /s/ Richard A. Friedman
   ------------------------                        ------------------------
Name: Richard A. Friedman                       Name: Richard A. Friedman
Title: General Partner                          Title: General Partner


GS CAPITAL PARTNERS, L.P.                        GS ADVISORS, L.P.
By: GS ADVISORS, L.P.                            By: GS ADVISORS, INC.
By: GS ADVISORS, INC.

By: /s/ Richard A. Friedman                     By: /s/ Richard A. Friedman
   ------------------------                        ------------------------
Name: Richard A. Friedman                       Name: Richard A. Friedman
Title: President                                Title: President


ADVISORY PARTNERS, L.P.

By: /s/ Richard A. Friedman
   ------------------------
Name: Richard A. Friedman
Title: General Partner



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